Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces First Quarter 2021 Net Income

Dunmore, Pa., April 30, 2021/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB; www.fncb.com), the parent company of Dunmore-based FNCB Bank (the “Bank”), (collectively, ("FNCB") today reported net income of $5.8 million, or $0.29 per basic and diluted share, for the three months ended March 31, 2021, an increase of $3.7 million, or 182.7% from $2.1 million, or $0.10 per basic and diluted share, for the same three months of 2020.  The increase in earnings comparing the first quarters of 2021 and 2020 was primarily due to a $2.2 million, or 24.2%, increase in net interest income, a $1.1 million, or 63.8%, increase in non-interest income, and a $1.0 million,  or 83.8%, reduction in the provision for loan and lease losses. These positive factors were partially offset by an $0.5 million, or 117.0%, increase in income tax expense, which was due to the higher level of pre-tax net income.

Annualized return on average assets and annualized return on average equity for the three months ended March 31, 2021 was 1.61% and 15.27%, respectively, compared to 0.69% and 6.06%, respectively, for the three months ended March 31, 2020. Dividends declared and paid were $0.060 per share for the first quarter of 2021, a 9.1% increase compared to $0.055 per share for the same period of 2020. Year-to-date 2021 dividends equated to an annualized dividend yield of approximately 3.2% based on the closing stock price of $7.54 per share at March 31, 2021.

First quarter 2021 performance

●	First quarter net income increased $3.7 million, or 182.7%, to $5.8 million, or $0.29 per share in 2021 compared to $2.1 million, or $0.10 per share in 2020;
●	Yield on earnings assets (FTE) decreased 21 basis points to 3.85% in 2021 from 4.06% in 2020;
●	Cost of funds decreased 55 basis points to 0.34% in 2021 from 0.89% in 2020;
●	Net interest margin (FTE) increased 24 basis points to 3.59% in 2021, compared to 3.35% in 2020;
●	Provision for loan and lease losses decreased $1.0 million, or 83.8%;
●	Non-interest income increased $1.1 million, or 63.8%;
●	Non-interest expense decreased $34 thousand, or 0.47%; and
●	Efficiency ratio improved to 51.87% in 2021 compared to 66.46% in 2020.

Summary financial position at March 31, 2021 as compared to December 31, 2020:

●	Total assets grew $34.4 million, or 2.3%, to $1.500 billion at March 31, 2021 from $1.466 billion at December 31, 2020;
●	Loans, net of deferred loan fees and cost and unearned income, increased $30.8 million, or 3.4%, to $931.9 million at March 31, 2021 from $901.1 million at December 31, 2020;
●	Included in net loans were PPP loans outstanding, net of loan origination fees and costs, of $103.5 million at March 31, 2021;
●	Total deposits increased $35.4 million, or 2.7% to $1.323 billion at March 31, 2021 from $1.287 billion at December 31, 2020;
●	Non-performing loans as a percentage of total loans improved to 0.52% at March 31, 2021 from 0.62% at December 31, 2020; and
●	The Bank's total risk-based capital and leverage ratios improved to 16.26% and 9.88%, respectively, at March 31, 2021, compared to 15.79% and 9.57%, respectively, at December 31, 2020.

"We are pleased with our strong first quarter 2021 results," stated Gerard A. Champi, President and CEO. "PPP was once again a major focus for us this quarter with the government's extension of this program on January 11, 2021. During the first quarter of 2021, the FNCB team assisted 540 business customers secure $59.0 million in additional funding under round two of the program. Additionally, loan origination fees recognized on the forgiveness of first round PPP loans contributed to our year-over-year earnings performance and margin improvement. We anticipate that the majority of outstanding PPP loans will be forgiven by the end of 2021 and earnings will continue to be favorably impacted by the additional fee recognition. We continued to see strong deposit growth, which was driven by the second round of PPP funding and additional fiscal stimulus payments, and were able to further reduce our funding costs. Most importantly, during the first quarter, we worked with health care providers to be able to secure and provide vaccines for our employees, as the health and safety of our FNCB family remains foremost," concluded Champi.

Impact of the COVID-19 pandemic

While the effects from the COVID-19 pandemic continue to impact national, regional and local economies, the Unites States economy has begun to show signs of recovering and with the availability and distribution of vaccines, governments have started to lift restrictions on businesses. All FNCB community offices are open, and while fully operational, are still operating under the pandemic preparedness plan. We continue to follow CDC and Commonwealth of Pennsylvania guidelines and take additional precautions to ensure the safety of our customers and our employees. Additionally, FNCB has worked with local health care providers to secure and offer vaccinations to all eligible employees.

While positive developments have occurred, we are keenly aware that FNCB’s business and consumer customers may continue to experience varying degrees of financial distress, as uncertainty related to the pandemic still exists. Should the number of cases rise, or new COVID-19 variant infections increase, additional economic restrictions could be mandated again. Commercial activity has improved, but has not returned to pre-pandemic levels, which may result in asset quality deterioration. Our commercial customer base includes businesses in industries such as hotel/lodging, restaurants, hospitality, and retail and commercial real estate, all of which have been significantly impacted by the COVID-19 pandemic. We continue to closely monitor customers within these industries as the economic recovery unfolds.

On December 27, 2020, another COVID-19 relief bill was signed into law that extended and modified several provisions of the PPP.  This included an additional allocation of $284 billion in funding. The SBA reactivated the PPP on January 11, 2021, and on January 19, 2021, FNCB began originating additional loans through the PPP. The SBA will continue to accept new applications for this new round of funding through May 31, 2021.  During the three months ended March 31, 2021, FNCB originated and received SBA approval and funding for 540 PPP loans totaling $59.0 million and received $2.8 million in related deferred loan origination fees associated with this funding.  During the three months ended March 31, 2021, FNCB received forgiveness for PPP loans totaling $30.2 million originated in 2020 under the first round of funding, with $1.3 million in PPP loan origination fees, net of loan origination costs, recognized into interest income upon forgiveness. PPP loans, net of deferred loan origination fees and costs, outstanding at March 31, 2021 were $103.5 million. FNCB expects to apply and receive forgiveness for the majority of these loans by the end of 2021.

Management expects the COVID-19 pandemic, as well as certain provisions of legislative and regulatory relief efforts, to continue to impact FNCB's operations. The full impact is unknown, continues to evolve and will be contingent upon the speed and extent of recovery. At this time, management cannot determine or estimate the full magnitude of the impact and cannot provide any assurances as to how the crisis may ultimately affect FNCB's results of operations or financial position. Management believes that FNCB's balance sheet and capital position are strong, and we will continue to address any issues related to the pandemic in a safe and sound manner as they arise.

Summary Results

Net interest income on a tax-equivalent basis increased $2.3 million, or 24.9%, to $11.6 million for the three months ended March 31, 2021 from $9.3 million for the comparable period of 2020. The improvement in tax-equivalent net interest income comparing the first quarters of 2021 and 2020 reflected a $1.2 million, or 10.6%, increase in tax-equivalent interest income, coupled with a $1.1 million, or 57.0%, reduction in interest expense. The increase in tax-equivalent interest income was largely due to higher volumes of earning assets and the recognition of PPP origination fees, partially offset by a decrease in the tax-equivalent yield on earning assets. Average earning assets increased $183.8 million, or  16.5%, to $1.296 billion for the first quarter of 2021 from $1.112 billion for the same quarter of 2020 due to higher loan and investment volumes. Comparing the first quarters of 2021 and 2020, average loans increased $86.9 million, or 10.4%, to $920.4 million from $833.5 million, respectively, and average investment securities increased $90.6 million, or 33.4%, to $362.0 million from $271.4 million, respectively. The increase in loan volumes primarily reflected the origination of PPP loans, net of forgiveness received, while the higher level of investment securities was due to the deployment of a portion of excess liquidity into the investment portfolio. The tax-equivalent yield on earning assets decreased 21 basis points to 3.85% for the first quarter of 2021 from 4.06% for the same quarter of 2020, which partially offset the positive impact on interest income from higher volumes of earning assets. The 57.0% decrease in interest expense was primarily due to a 55-basis point reduction in the cost of funds to 0.34% for the three months ended March 31, 2021 from 0.89% for the same three months of 2020. Specifically, the average rate paid for interest-bearing deposits decreased 49 basis points to 0.32% for the first quarter of 2021 from 0.81% for the same period of 2020. The average rates paid for interest-bearing demand and time deposits, which reflected the reduction in market interest rates, decreased 48 basis points and 58 basis points, respectively, comparing the three months ended March 31, 2021 and 2020. FNCB experienced strong deposit growth due to additional fiscal stimulus in the first quarter of 2021. Additionally, changing customer deposit preferences due to the reduction in economic activity and uncertainty related to the COVID-19 pandemic also contributed to the deposit growth, as well as factoring into deposit migration from time deposits into non-maturity deposits. Specifically, average interest-bearing deposits increased $177.9 million, or 21.7%, to $999.1 million from $821.2 million comparing the first quarters of 2021 and 2020, respectively. Average interest-bearing demand deposits increased $167.0 million, or 31.6%, to $695.8 million for the first quarter of 2021 compared to $528.8 million for the same quarter of 2020, while average savings deposits increased $20.4 million, or 21.7%, to $114.3 million from $94.0 million comparing the first quarters of 2021 and 2020, respectively. Conversely, average time deposits decreased $9.5 million to $188.9 million for the three months ended March 31, 2021 from $198.4 million for the same three months of 2020. FNCB used the excess liquidity from deposit growth to reduce its reliance on and repay higher-costing borrowed funds. As a result, average borrowed funds decreased $51.5 million, or 83.3%, to $10.3 million from $61.8 million comparing the first quarters of 2021 and 2020. FNCB’s tax-equivalent net interest margin improved 24 basis points to 3.59% for the first quarter of 2021 from 3.35% for the same quarter of 2020. The margin improvement was primarily impacted by activity related to PPP loans, coupled with reduction in funding costs. On a linked quarter basis, FNCB's tax-equivalent net interest margin decreased 11 basis points from 3.70% for the fourth quarter of 2020.

Non-interest income increased $1.1 million, or 63.8%, to $2.8 million for the three months ended March 31, 2021 from $1.7 million for the same three months of 2020. The increase resulted primarily from a gain of $422 thousand from a bank-owned life insurance death benefit claim that was recognized in the first quarter of 2021, coupled with increases in net gains on equity securities and net gains on the sale of mortgage loans held for sale. Net gains on equity securities totaled $364 thousand for the first quarter of 2021, an increase of $350 thousand compared to $14 thousand for the same quarter of 2020. FNCB recorded net gains on the sale of mortgage loans of $224 thousand for the three months ended March 31, 2021, an increase of $128 thousand, or 133.3%, compared to $96 thousand for the same three-month period of 2020. Additionally, FNCB experienced increases in net gains on available-for-sale debt securities, loan related fees and deposit service charges. Net gains on the sales of available-for-sale securities totaled $213 thousand for the first quarter of 2021, an increase of $64 thousand, or 43.0%, compared to $149 thousand for the same quarter of 2020. Additionally, loan-related fees increased $77 thousand, or 137.5% to $133 thousand for the three months ended March 31, 2021, compared to $56 thousand for the same period of 2020, while an increase in debit card usage contributed to the $49 thousand, or 5.9%, increase in deposit service charges to $874 thousand from $825 thousand comparing the three months ended March 31, 2021 and 2020.

Non-interest expense was relatively constant at $7.2 million, decreasing by $34 thousand, or 0.5%, comparing the three months ended March 31, 2021 and 2020. The decrease primarily reflected reductions in salaries and benefits, advertising expenses and other operating expenses. Salaries and benefits decreased $193 thousand, or 4.9% to $3.7 million for the three months ended March 31, 2021, from $3.9 million for the same period in 2020, due primarily to the deferral of payroll-related loan origination costs associated with PPP loans. Advertising expenses decreased $90 thousand, or 43.5%, to $117 thousand for the first quarter of 2021 from $207 thousand for the same quarter of 2020, as FNCB reduced its advertising during the pandemic. Other operating expenses decreased $97 thousand, or 11.1%, to $775 thousand from $872 thousand comparing the three months ended March 31, 2021 and 2020. This decrease reflected reductions in OREO-related expenses, coupled with reductions in office expense, auto expense and travel and entertainment expense due to travel restrictions and a large percentage of staff working remotely. These expense reductions were offset by increases in regulatory assessments of $129 thousand, or 218.6%, data processing of $94 thousand, or 13.0%, professional fees of $71 thousand, or 37.8%, and occupancy expense of $55 thousand, or 9.9%, comparing the three months ended March 31, 2021 and 2020.  Regulatory assessments for the first quarter of 2020 were reduced by the remainder of the FDIC's small bank assessment credit. There were no such assessment credits in 2021. The increase in data processing expense reflected added costs associated with employees working remotely, coupled with additions to FNCB's digital banking services, while the increase in professional fees was primarily due to additional costs associated with FNCB's annual audit. The increase in FNCB's occupancy expense was largely due to higher snow removal costs.

Asset Quality

Despite the economic uncertainty related to the pandemic, FNCB's asset quality improved during the first quarter of 2021 as total non-performing loans decreased $739 thousand, or 13.2%, to $4.8 million, or 0.52% of total loans, at March 31, 2021 from $5.6 million, or 0.62% of total loans, at December 31, 2020. The improvement primarily reflected the payoff of one commercial relationship and the return of two other commercial loan relationships to accrual status. Year-over-year, non-performing loans decreased $3.8 million, or 43.5%, from $8.6 million, or 1.03% of total loans, at March 31, 2020. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) was 0.70% at March 31, 2021 compared to 0.99% at December 31, 2020 and 1.41% at March 31, 2020. Annualized net loans charged off, as a percentage of average loans, was 0.03% for the three months ended March 31, 2021 compared to 0.09% for the same three months of 2020. FNCB recorded a provision for loan and lease losses of $186 thousand for the first quarter of 2021 compared to $1.2 million for the first quarter of 2020. The larger provision recorded for the first quarter of 2020 was directly related to the economic disruption and uncertainty caused by the onset of COVID-19 pandemic. The allowance for loan and lease losses was $12.1 million, or 1.30% of total loans at March 31, 2021, compared to $11.9 million, or 1.33% of total loans at December 31, 2020 and $9.9 million, or 1.19%, at March 31, 2020. Excluding PPP loans, which are 100.0% guaranteed by the federal government, this ratio was 1.46% at March 31, 2021.

Financial Condition

Total assets increased $34.4 million, or 2.3%, to $1.500 billion at March 31, 2021 from $1.466 billion at December 31, 2020. The change in total assets primarily reflected increases in net loans and available-for-sale debt securities, which were partially offset by a decrease in cash and cash equivalents. Net loans increased $30.7 million, or 3.5%, to $919.9 million at March 31, 2021 from $889.2 million at December 31, 2020, primarily due to the origination and funding of a second round of PPP loans, partially offset by first-round PPP loan forgiveness. Available-for-sale debt securities increased $57.4 million, or 16.4%, to $407.4 million at March 31, 2021 from $350.0 million at December 31, 2020, which primarily reflected the deployment of a portion of FNCB's excess liquidity into the investment portfolio. Conversely, the deployment caused cash and cash equivalents to decrease $57.3 million, or 36.7%, to $98.5 million at March 31, 2021 from $155.8 million at December 31, 2020. Total deposits increased $35.4 million, or 2.7%, to $1.323 billion at March 31, 2021 from $1.287 billion at December 31, 2020.  Specifically, non-interest bearing deposits increased $48.0 million, or 17.7%, due primarily to the second round of PPP loan funding and additional fiscal stimulus payments. Partially offsetting the increase in non-interest bearing deposits was a $12.7 million, or 1.2%, reduction in interest-bearing deposits reflecting the continued runoff and migration of certificates of deposit. Borrowed funds remained constant at $10.3 million at March 31, 2021 and December 31, 2020, comprised entirely of $10.3 million in FNCB's junior subordinated debentures.

Total shareholders’ equity decreased $930 thousand, or 0.6%, to $154.9 million at March 31, 2021 from $155.9 million at December 31, 2020.  Contributing to the decrease in capital was a $5.6 million decrease in accumulated other comprehensive income related primarily to the depreciation in the fair value of FNCB's available-for-sale debt securities, net of deferred taxes, and dividends declared and paid of $1.2 million for the three months ended March 31, 2021.  These reductions to capital were partially offset by net income for the three months ended March 31, 2021 of $5.8 million. FNCB Bank's regulatory capital improved as the total risk-based capital ratio and Tier 1 leverage ratios increased to 16.26% and 9.88% at March 31, 2021 from 15.79% and 9.57% at December 31, 2020, respectively.

3

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for 110 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 17 community offices located in Lackawanna, Luzerne and Wayne Counties and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in our reports to shareholders, and in our other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “future” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the effect of the novel Coronavirus Disease 2019 ("COVID-19") pandemic on FNCB and its customers, the Commonwealth of Pennsylvania and the United States, related to the economy and overall financial stability; government and regulatory responses to the COVID-19 pandemic; government intervention in the U.S. financial system including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Tax Cuts and Jobs Act; political instability; the ability of FNCB to manage credit risk; weakness in the economic environment, in general, and within FNCB’s market area; the deterioration of one or a few of the commercial real estate loans with relatively large balances contained in FNCB’s loan portfolio; greater risk of loan defaults and losses from concentration of loans held by FNCB, including those to insiders and related parties; if FNCB’s portfolio of loans to small and mid-sized community-based businesses increases its credit risk; if FNCB’s ALLL is not sufficient to absorb actual losses or if increases to the ALLL were required; FNCB is subject to interest-rate risk and any changes in interest rates could negatively impact net interest income or the fair value of FNCB's financial assets; if management concludes that the decline in value of any of FNCB’s investment securities is other-than-temporary could result in FNCB recording an impairment loss; if FNCB’s risk management framework is ineffective in mitigating risks or losses to FNCB; if FNCB is unable to successfully compete with others for business; a loss of depositor confidence resulting from changes in either FNCB’s financial condition or in the general banking industry; if FNCB is unable to retain or grow its core deposit base; inability or insufficient dividends from its subsidiary, FNCB Bank; if FNCB loses access to wholesale funding sources; interruptions or security breaches of FNCB’s information systems; any systems failures or interruptions in information technology and telecommunications systems of third parties on which FNCB depends; security breaches; if FNCB’s information technology is unable to keep pace with growth or industry developments or if technological developments result in higher costs or less advantageous pricing; the loss of management and other key personnel; dependence on the use of data and modeling in both its management’s decision-making generally and in meeting regulatory expectations in particular; additional risk arising from new lines of business, products, product enhancements or services offered by FNCB; inaccuracy of appraisals and other valuation techniques FNCB uses in evaluating and monitoring loans secured by real property and other real estate owned; unsoundness of other financial institutions; damage to FNCB’s reputation; defending litigation and other actions; dependence on the accuracy and completeness of information about customers and counterparties; risks arising from future expansion or acquisition activity; environmental risks and associated costs on its foreclosed real estate assets; any remediation ordered, or adverse actions taken, by federal and state regulators, including requiring FNCB  to act as a source of financial and managerial strength for the FNCB Bank in times of stress;  costs arising from extensive government regulation, supervision and possible regulatory enforcement actions; new or changed legislation or regulation and regulatory initiatives; noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations; failure to comply with numerous "fair and responsible banking" laws; any violation of laws regarding privacy, information security and protection of personal information or another incident involving personal, confidential or proprietary information of individuals; any rulemaking changes implemented by the Consumer Financial Protection Bureau; inability to attract and retain its highest performing employees due to potential limitations on incentive compensation contained in proposed federal agency rulemaking; any future increases in FNCB Bank’s FDIC deposit insurance premiums and assessments; and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this press release.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2020.

FNCB Bancorp, Inc.
Selected Financial Data

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2021	2020	2020	2020	2020
Per share data:
Net income (fully diluted)	$0.29	$0.26	$0.20	$0.20	$0.10
Cash dividends declared	$0.060	$0.055	$0.055	$0.055	$0.055
Book value	$7.65	$7.70	$7.41	$7.19	$6.84
Tangible book value	$7.65	$7.70	$7.41	$7.19	$6.84
Market value:
High	$8.94	$7.95	$6.93	$7.19	$8.54
Low	$5.80	$5.16	$5.08	$5.15	$5.10
Close	$7.54	$6.40	$5.32	$5.75	$6.91
Common shares outstanding	20,240,668	20,245,649	20,243,589	20,208,607	20,174,250

Selected ratios:
Annualized return on average assets	1.61%	1.41%	1.15%	1.21%	0.69%
Annualized return on average shareholders' equity	15.27%	13.49%	11.05%	11.62%	6.06%
Efficiency ratio	51.87%	54.89%	66.66%	56.53%	66.46%
Tier I leverage ratio (FNCB Bank)	9.88%	9.57%	10.17%	10.60%	11.09%
Total risk-based capital to risk-adjusted assets (FNCB Bank)	16.26%	15.79%	16.09%	15.68%	15.44%
Average shareholders' equity to average total assets	10.53%	10.42%	10.40%	10.38%	11.37%
Yield on earning assets (FTE)	3.85%	4.05%	3.65%	3.70%	4.06%
Cost of funds	0.34%	0.44%	0.59%	0.69%	0.89%
Net interest spread (FTE)	3.51%	3.61%	3.06%	3.01%	3.17%
Net interest margin (FTE)	3.59%	3.70%	3.19%	3.18%	3.35%
Total delinquent loans/total loans	0.70%	0.99%	0.81%	0.89%	1.41%
Allowance for loan and lease losses/total loans	1.30%	1.33%	1.28%	1.16%	1.19%
Non-performing loans/total loans	0.52%	0.62%	0.64%	0.71%	1.03%
Annualized net charge-offs (recoveries)/average loans	0.03%	0.09%	(0.49%)	(0.12%)	0.09%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Three Months Ended
	March 31,
(in thousands, except share data)	2021	2020
Interest income
Interest and fees on loans	$9,786	$9,139
Interest and dividends on securities:
Taxable	1,906	1,852
Tax-exempt	486	57
Dividends	62	75
Total interest and dividends on securities	2,454	1,984
Interest on interest-bearing deposits in other banks	3	21
Total interest income	12,243	11,144
Interest expense
Interest on deposits	798	1,660
Interest on borrowed funds
Federal Home Loan Bank of Pittsburgh advances	-	219
Junior subordinated debentures	48	88
Total interest on borrowed funds	48	307
Total interest expense	846	1,967
Net interest income before provision for loan and lease losses	11,397	9,177
Provision for loan and lease losses	186	1,151
Net interest income after provision for loan and lease losses	11,211	8,026
Non-interest income
Deposit service charges	874	825
Net gain on the sale of available-for-sale securities	213	149
Net gain on equity securities	364	14
Net gain on the sale of mortgage loans held for sale	224	96
Loan-related fees	133	56
Income from bank-owned life insurance	121	129
Bank-owned life insurance settlement	422	-
Merchant services revenue	138	135
Other	285	290
Total non-interest income	2,774	1,694
Non-interest expense
Salaries and employee benefits	3,736	3,929
Occupancy expense	609	554
Equipment expense	353	371
Advertising expense	117	207
Data processing expense	819	725
Regulatory assessments	188	59
Bank shares tax	315	300
Professional fees	259	188
Other operating expenses	775	872
Total non-interest expense	7,171	7,205
Income before income taxes	6,814	2,515
Income tax expense	981	452
Net income	$5,833	$2,063

Income per share
Basic	$0.29	$0.10
Diluted	$0.29	$0.10

Cash dividends declared per common share	$0.060	$0.055
Weighted average number of shares outstanding:
Basic	20,242,262	20,172,498
Diluted	20,253,606	20,176,565

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands, except share data)	2021	2020	2020	2020	2020
Interest income
Interest and fees on loans	$9,786	$10,338	$9,078	$9,060	$9,139
Interest and dividends on securities
Taxable	1,906	1,832	1,698	1,692	1,852
Tax-exempt	486	465	463	388	57
Dividends	62	64	62	47	75
Total interest and dividends on securities	2,454	2,361	2,223	2,127	1,984
Interest on interest-bearing deposits in other banks	3	3	1	3	21
Total interest income	12,243	12,702	11,302	11,190	11,144
Interest expense
Interest on deposits	798	1,077	1,291	1,376	1,660
Interest on borrowed funds
Federal Reserve Bank Discount Window advances	-	-	18	14	-
Federal Home Loan Bank of Pittsburgh advances	-	-	95	160	219
Junior subordinated debentures	48	50	52	60	88
Total interest on borrowed funds	48	50	165	234	307
Total interest expense	846	1,127	1,456	1,610	1,967
Net interest income before provision (credit) for loan and lease losses	11,397	11,575	9,846	9,580	9,177
Provision (credit) for loan and lease losses	186	(115)	74	831	1,151
Net interest income after provision (credit) for loan and lease losses	11,211	11,690	9,772	8,749	8,026
Non-interest income
Deposit service charges	874	875	844	708	825
Net gain on the sale of available-for-sale securities	213	24	433	922	149
Net gain on equity securities	364	307	846	4	14
Net gain on the sale of mortgage loans held for sale	224	188	186	183	96
Loan-related fees	133	148	119	25	56
Income from bank-owned life insurance	121	116	118	119	129
Bank-owned life insurance settlement	422	-	-	-	-
Loan referral fees/Interest rate swap revenue	-	52	76	214	48
Merchant services revenue	138	164	154	112	135
Other	285	211	194	214	242
Total non-interest income	2,774	2,085	2,970	2,501	1,694
Non-interest expense
Salaries and employee benefits	3,736	3,984	3,835	3,498	3,929
Occupancy expense	609	532	500	466	554
Equipment expense	353	365	381	360	371
Advertising expense	117	190	175	113	207
Data processing expense	819	745	754	709	725
Regulatory assessments	188	131	122	75	59
Bank shares tax	315	(92)	263	315	300
Professional fees	259	339	279	193	188
Other operating expenses	775	1,249	1,534	695	872
Total non-interest expense	7,171	7,443	7,843	6,424	7,205
Income before income taxes	6,814	6,332	4,899	4,826	2,515
Income tax expense	981	1,176	792	805	452
Net income	$5,833	$5,156	$4,107	$4,021	$2,063

Income per share
Basic	$0.29	$0.26	$0.20	$0.20	$0.10
Diluted	$0.29	$0.26	$0.20	$0.20	$0.10

Cash dividends declared per common share	$0.060	$0.055	$0.055	$0.055	$0.055
Weighted average number of shares outstanding:
Basic	20,242,262	20,241,730	20,235,384	20,191,527	20,172,498
Diluted	20,253,606	20,244,652	20,235,384	20,191,527	20,176,565

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2021	2020	2020	2020	2020
Assets
Cash and cash equivalents:
Cash and due from banks	$22,382	$24,822	$26,121	$20,089	$15,243
Interest-bearing deposits in other banks	76,172	130,989	78,895	81,390	30,304
Total cash and cash equivalents	98,554	155,811	105,016	101,479	45,547
Available-for-sale debt securities, at fair value	407,396	350,035	321,399	305,611	302,638
Equity securities, at fair value	4,267	3,026	2,719	938	934
Restricted stock, at cost	1,149	1,745	1,791	3,309	4,224
Loans held for sale	267	2,107	662	765	470
Loans, net of deferred loan fees and costs and unearned income	931,943	901,102	960,229	948,428	834,935
Allowance for loan and lease losses	(12,076)	(11,950)	(12,269)	(11,024)	(9,907)
Net loans	919,867	889,152	947,960	937,404	825,028
Bank premises and equipment, net	17,407	17,579	17,413	17,467	17,447
Accrued interest receivable	4,567	4,286	4,693	5,201	3,387
Bank-owned life insurance	33,074	31,712	31,596	31,478	31,359
Other assets	13,488	10,226	9,942	14,519	17,198
Total assets	$1,500,036	$1,465,679	$1,443,191	$1,418,171	$1,248,232

Liabilities
Deposits:
Demand (non-interest-bearing)	$319,532	$271,499	$274,110	$266,846	$181,223
Interest-bearing	1,003,296	1,015,949	998,128	902,781	820,339
Total deposits	1,322,828	1,287,448	1,272,238	1,169,627	1,001,562
Borrowed funds:
Federal Reserve Bank Discount Window advances	-	-	-	36,242	10,000
Federal Home Loan Bank of Pittsburgh advances	-	-	-	42,809	77,934
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	10,310	10,310	10,310	89,361	98,244
Accrued interest payable	99	108	139	248	261
Other liabilities	11,869	11,953	10,458	13,578	10,233
Total liabilities	1,345,106	1,309,819	1,293,145	1,272,814	1,110,300

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	25,300	25,307	25,304	25,260	25,217
Additional paid-in capital	81,640	81,587	81,500	81,261	81,209
Retained earnings	39,691	35,080	31,044	28,057	25,155
Accumulated other comprehensive income	8,299	13,886	12,198	10,779	6,351
Total shareholders' equity	154,930	155,860	150,046	145,357	137,932
Total liabilities and shareholders’ equity	$1,500,036	$1,465,679	$1,443,191	$1,418,171	$1,248,232

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands)	2021	2020	2020	2020	2020
Interest income
Loans:
Loans - taxable	$9,401	$9,938	$8,688	$8,661	$8,693
Loans - tax-free	487	506	494	505	565
Total loans	9,888	10,444	9,182	9,166	9,258
Securities:
Securities, taxable	1,968	1,896	1,760	1,739	1,927
Securities, tax-free	615	589	586	491	72
Total interest and dividends on securities	2,583	2,485	2,346	2,230	1,999
Interest-bearing deposits in other banks	3	3	1	3	21
Total interest income	12,474	12,932	11,529	11,399	11,278
Interest expense
Deposits	798	1,077	1,291	1,376	1,660
Borrowed funds	48	50	165	234	307
Total interest expense	846	1,127	1,456	1,610	1,967
Net interest income	$11,628	$11,805	$10,073	$9,789	$9,311

Average balances
Earning assets:
Loans:
Loans - taxable	$873,544	$889,964	$908,095	$875,119	$780,855
Loans - tax-free	46,897	46,444	44,826	46,836	52,615
Total loans	920,441	936,408	952,921	921,955	833,470
Securities:
Securities, taxable	286,128	255,111	232,081	247,939	263,697
Securities, tax-free	75,876	71,154	69,973	56,220	7,698
Total securities	362,004	326,265	302,054	304,159	271,395
Interest-bearing deposits in other banks (a)	13,490	14,808	8,286	6,439	7,230
Total interest-earning assets (a)	1,295,935	1,277,481	1,263,261	1,232,553	1,112,095
Non-earning assets (a)	175,301	181,708	159,037	108,608	91,553
Total assets	$1,471,236	$1,459,189	$1,422,298	$1,341,161	$1,203,648
Interest-bearing liabilities:
Deposits	$999,085	$1,016,916	$943,754	$850,525	$821,216
Borrowed funds	10,310	10,310	51,629	81,813	61,843
Total interest-bearing liabilities	1,009,395	1,027,226	995,383	932,338	883,059
Demand deposits	294,525	268,531	267,636	258,609	172,132
Other liabilities	12,413	11,377	11,384	11,065	11,636
Shareholders' equity	154,903	152,055	147,895	139,149	136,821
Total liabilities and shareholders' equity	$1,471,236	$1,459,189	$1,422,298	$1,341,161	$1,203,648

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.30%	4.47%	3.83%	3.96%	4.45%
Interest and fees on loans - tax-free	4.15%	4.36%	4.41%	4.31%	4.30%
Total loans	4.30%	4.46%	3.85%	3.98%	4.44%
Securities:
Securities, taxable	2.75%	2.97%	3.03%	2.81%	2.92%
Securities, tax-free	3.24%	3.31%	3.35%	3.49%	3.74%
Total securities	2.85%	3.05%	3.11%	2.93%	2.95%
Interest-bearing deposits in other banks (a)	0.09%	0.08%	0.05%	0.19%	1.16%
Total earning assets (a)	3.85%	4.05%	3.65%	3.70%	4.06%
Interest-bearing liabilities:
Interest on deposits	0.32%	0.42%	0.55%	0.65%	0.81%
Interest on borrowed funds	1.86%	1.94%	1.28%	1.14%	1.99%
Total interest-bearing liabilities	0.34%	0.44%	0.59%	0.69%	0.89%
Net interest spread (a)	3.51%	3.61%	3.06%	3.01%	3.17%
Net interest margin (a)	3.59%	3.70%	3.19%	3.18%	3.35%

(a) Reflects revisions to average balances for the three months ended September 30, 2020, June 30, 2020 and March 31, 2020 to reclassify certain average deposits in other banks from interest-bearing deposits in other banks to non-earning assets in the amount of $62,315, $21,419 and $1,166, respectively.

FNCB Bancorp, Inc.
Asset Quality Data

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(in thousands)	2021	2020	2020	2020	2020
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$4,842	$5,581	$6,176	$6,740	$8,576
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	4,842	5,581	6,176	6,740	8,576
Other real estate owned (OREO)	58	58	58	85	85
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$6,800	$7,539	$8,134	$8,725	$10,561

Accruing TDRs	$6,962	$6,975	$7,216	$8,592	$7,729

For the three months ended
Allowance for loan and lease losses
Beginning balance	$11,950	$12,269	$11,024	$9,907	$8,950
Loans charged-off	361	338	582	316	329
Recoveries of charged-off loans	301	134	1,753	602	135
Net charge-offs (recoveries)	60	204	(1,171)	(286)	194
Provision (credit) for loan and lease losses	186	(115)	74	831	1,151
Ending balance	$12,076	$11,950	$12,269	$11,024	$9,907

FNCB Bancorp, Inc.
Non-GAAP Reconciliations

	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
(dollars in thousands)	2021	2020	2020	2020	2020
Annualized net interest margin:
Net interest margin (1 divided by 3)	3.59%	3.70%	3.19%	3.18%	3.35%
Net interest margin, excluding PPP loans (non-GAAP) (2 divided by 4)	3.37%	3.49%	3.40%	3.34%	3.35%

Net interest income (FTE) (1)	$11,628	$11,805	$10,073	$9,789	$9,311
PPP loan interest and fee income	1,499	1,485	298	223	-
Net interest income (FTE), excluding PPP loans (non-GAAP) (2)	$10,129	$10,320	$9,775	$9,566	$9,311

Average earning assets (3)(a)	$1,295,935	$1,277,481	$1,263,261	$1,232,553	$1,112,095
Average PPP loans	94,801	95,837	114,395	86,241	-
Average earning assets, excluding PPP loans (non-GAAP) (4)	$1,201,134	$1,181,644	$1,148,866	$1,146,312	$1,112,095

Allowance for loan and lease losses/total period end loans
Allowance for loans and lease losses/total period end loans (5 divided by 6)	1.30%	1.33%	1.28%	1.16%	1.19%
Allowance for loans and lease losses/total period end loans, excluding PPP loans (5 divided by 7)	1.46%	1.45%	1.45%	1.32%	1.19%

Allowance for loans and lease losses (5)	$12,076	$11,950	$12,269	$11,024	$9,907

Total period end loans (6)	$931,943	$901,102	$960,229	$948,428	$834,935
PPP loans outstanding at period end	103,466	76,004	114,784	113,193	-
Total period end loans, excluding PPP loans (7)	$828,477	$825,098	$845,445	$835,235	$834,935

(a) Reflects revisions to average balances for the three months ended September 30, 2020, June 30, 2020 and March 31, 2020 to reclassify certain average deposits in other banks from interest-bearing deposits in other banks to non-earning assets in the amount of $62,315, $21,419, and $1,166, respectively.